IQST – iQSTEL Reports 133% Revenue Growth to $29 Million for the Nine Months Ended September 30, 2020 Over the Same Period in 2019.

New York, NY – November 16, 2020 – iQSTEL, Inc. (USOTC: IQST), an international telecommunication and fintech service provider, today announced reporting $29 million in revenue for the nine months ended September 30, 2020 – a 133% increase over the $12 million reported for the same period the previous year. IQST posted with the SEC its Form 10-Q including results of operations for the 3rd quarter of the 2020 fiscal year on Friday, November 13, 2020.

In addition to reporting dramatic revenue growth, the company’s shareholder base has increased and now exceeds 2,000. Despite the fact that the Company still recorded losses for the three and nine months ended September 30, 2020 and 2019,the bottom line is improving and moving toward profitability showing a loss of only $0.01.

See the full report:

https://www.otcmarkets.com/filing/html?id=14500913&guid=HXMeUqJE71zSi3h

Now that the company has published its Q3 earnings report, Goldman Small Cap Research plans to issue an update to its recent Analyst Research Report published October 27th with a $0.54 Target PPS following IQST.

See https://www.goldmanresearch.com/202010271291/Opportunity-Research/greatest-upside-limited-downside.html

The Q4 is on tracks, with a record revenue of $5.1 Million in Oct 2020, we plan to surpass the $42 Million revenue forecast with improved operating margins resulting from new business initiatives oriented to increase gross profits. For example, the execution of the LOI with Alternet Systems (ALYI) ushering IQST’s entery into the Electric Vehicle (EV) Industry, and the execution of the LOI with PayVMS for the development of the VISAMoneyOne.com product, entering in the Financial Services Industry.

About iQSTEL Inc (Updated):

iQSTEL Inc (OTC: IQST) (www.iQSTEL.com) is a US-based publicly-listed company offering leading-edge Telecommunication and Technology Services for Global Markets, with presence in 13 countries. The company provides services to the Telecommunications, Financial Services, Liquid Fuel Distribution and Electric Vehicle Industries. iQSTEL has 3 Business Divisions: Telecom, Technology and Fintech, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, IoT Labs, and itsBchain. The Company has a extensive portfolio of products and services for its clients: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT Smart Gas Platform, IoT Smart Electric Vehicle Platform, Mobile Number Portability Application MNPA (Blockchain), Settlement & Payments Marketplace (Blockchain), Visa Debit Card, Money Remittance, Pay Mobile Phone Services among others.

About Etelix.com USA, LLC:

Etelix.com USA LLC www.etelix.com is a wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG:

SwissLink Carrier AG www.swisslink-carrier.com is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator, having a domestic Interconnect with Swisscom, allowing their international Carrier Customers direct terminations via SwissLink into all Switzerland Fix & Mobile Networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, they operate on a profitable level.

About QGlobal SMS LLC.:

QGlobal SMS LLC www.qglobalsms.com is a 51% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA based company and a commercial brand founded in 2020 specialized in international and domestic SMS termination, with emphasis on the Applications to Person (A2P) and Person to Person (P2P) for Wholesale Carrier Market and Corporate Market in US. QGlobal SMS has commercial presence in US, Mexico, Latin America, EMEA (Europe, Middle East, Asia) and Africa, through our SMS service providers based in Austin, TX and Miami, FL Our Austin-based SMS service provider is specialized in the SMS traffic exchange between US and Mexico, and our Miami-based SMS service provider is focused in the development of Latin America and the rest of the world. QGlobal SMS has robust international interconnection with Tier1 SMS Aggregators, guarantying its customers high quality and low termination rates, over more than 100 countries worldwide.

About Alcyon Cloud SMS S.A.S (Commercial Brand SMSDirectos.com ):

Alcyon Cloud SMS S.A.S. (Commercial Brand SMSDirectos.com), is a whole subsidiary of QGlobal SMS, a Colombian-based Application and Content Provider. Alcyon Cloud SMS (SMSDirectos.com) is registered with the Secretary of Information and Communication Technology (ICT) in Colombia, offering services to government, enterprises, small and medium business, as well as end-users. Using SMSDirectos’ existing network, they plan to expand services from SMS to offer omnichannel products and services such as: SMS, Emails, RCS (Rich Communications Services), Social Media Channels (Whats App, Messenger, etc), WebRTC (Web Real-Time Communication), VoIP (IP-PBX, SIP Trunking) ChatBots (Artificial Intelligence Based), SMS to Email, and Email to SMS.

About IoT Labs MX SAPI:

IoT Labs MX SAPI www.iotlabs.mx, a subsidiary of iQSTEL Inc, is an Internet of Things (IoT) Mexican technology development company, creator of the “IoT Smart Gas” Platform and Application. The IoT Smart Gas platform www.iotsmartgas.com consists of an IoT field device installed on the LP gas tank (adaptable to virtually any gas or liquid storage tank) and, thanks to the Internet of Things (IoT) technology via Sigfox or GSM network connectivity, allows remote managed and improved logistic processes of refilling, usage tracking and tank monitoring in real-time by the Smart Gas mobile app. The new GSM tracking feature allows for mobile use including ground, air, and sea tank monitoring.

About itsBchain LLC.:

itsBchain LLC www.itsBchain.com is a 75% owned subsidiary of iQSTEL Inc. itsBchain is a blockchain technology developer and solution provider, with a strong focus on the telecom sector. The company is the final stage of development of a series of blockchain solutions aimed at using the blockchain ledger and smart contract solutions to enable more efficiency, quickness in execution and fraud-prevention in the telco industry. Specifically, the company is developing a solution that will enable users and carriers to transfer mobile phone numbers with just a few clicks, allowing users and carriers the ability to transfer retail users from one mobile carrier to another instantly. Additionally, the company is finalizing a carrier-grade marketplace solution to procure payments between carriers for cross-traffic of VoIP, SMS and data realtime as traffic is crossed between carriers. This marketplace will allow for instant payment settlement as well as the prevention of fraud between carriers.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries:

www.iqstel.com; www.etelix.com; www.swisslink-carrier.com; www.qglobalsms.com; www.smsdirectos.com; www.iotlabs.mx; www.iotsmartgas.com; www.itsBchain.com